Exhibit 99.1

Exzeo Announces Third Quarter 2026 Financial Results

Pre-Tax Income of $29.8 million;

Earnings per share1 of $0.25;

Managed Premium2 of $1.4 billion

TAMPA, Fla.--(BUSINESS WIRE)--November 4, 2026 - Exzeo Group, Inc. (NYSE:XZO) today announced financial results for the third quarter ended September 30, 2026.

“AI will reshape the insurance industry, not just in expense ratios but in how coverage is bought and sold,” said Paresh Patel, Exzeo’s Chairman and Chief Executive Officer. “That creates a real opening for Exzeo to expand its revenue base by designing and deploying new offerings with carrier partners. We’re starting from a strong position: we have the team, the technology and the balance sheet to pursue this while remaining solidly profitable.”

Third Quarter 2026 Highlights (Comparisons to Third Quarter 2025)

•
Revenue was in line with the prior-year period at $55.2 million. Adjusted Revenue3, which excludes outsourced claims service revenue that is driven largely by catastrophe events, increased to $53.9 million from $52.4 million, due to growth in underwriting and management services from new and existing customers.
•
Net income increased to $22.3 million from $21.2 million. Basic and diluted earnings per share were $0.25 in both periods.
•
Managed Premium increased to $1.4 billion from $1.2 billion, reflecting continued growth in managed policies from new and existing customers on the Exzeo platform.
•
Annual Recurring Revenue4 increased to $205.8 million from $192.4 million, reflecting growth in Managed Premium and related recurring fee base.
•
Adjusted EBITDA3 was $27.6 million compared with $28.7 million. Adjusted EBITDA Margin3 was 51% compared with 55% in the prior-year period, as Exzeo continued to invest in strategic initiatives to support long-term growth, including expanding its workforce and enhancing operational infrastructure.
•
Cash, cash equivalents and investments totaled $350.2 million, consisting of $116.4 million in cash and cash equivalents and $233.8 million in available-for-sale fixed-maturity securities.
•
During the third quarter, Exzeo repurchased 410,585 shares of common stock for approximately $7.0 million under its May 2026 and August 2026 Share Repurchase Programs5. The May 2026 Share Repurchase Program was completed on July 8, 2026, and approximately $20.0 million remained available under the August 2026 Share Repurchase Program as of September 30, 2026.

Year-to-Date 2026 Highlights (Comparisons to Year-to-Date 2025)

•
Revenue increased to $168.5 million from $163.7 million. Adjusted Revenue, which excludes outsourced claims service revenue that is driven largely by catastrophe events, increased to $164.2 million from $154.8 million, due to growth in underwriting and management services from new and existing customers.
•
Net income increased to $66.0 million from $60.8 million and basic and diluted earnings per share were $0.73 in both periods.
•
Adjusted EBITDA increased to $84.1 million from $83.5 million. Adjusted EBITDA Margin was 51% compared with 54% in the prior-year period, reflecting continued investment in Exzeo's workforce and operational infrastructure to support long-term growth.
•
Net cash provided by operating activities was $72.6 million compared with $89.0 million. Free Cash Flow3 was $71.7 million compared with $86.6 million in the prior-year period. The decrease was primarily due to the timing of business growth and associated cash collections, partially offset by higher net income.

Conference Call Information:

Exzeo Group management will host a conference call today, November 4, 2026, at 5:45 p.m. Eastern Time (2:45 p.m. Pacific Time). Interested parties can listen to the live presentation by dialing the number below or by clicking the listen-only webcast link available here or on the Investor Information section of the Company’s website at investors.exzeo.com.

Date: Wednesday, November 4, 2026

Time: 5:45 p.m. Eastern Time (2:45 p.m. Pacific Time)

North America (Toll-Free): +1 (833) 461-5787

International (Toll): +1 (585) 542-9983

Meeting ID: 227 462 807

All Dial-In Numbers

Webcast Link

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day as the call on the Investor Information section of the Company’s website at investors.exzeo.com.

End Notes

1. Earnings per share is calculated in accordance with GAAP. Certain unvested restricted stock awards are considered participating securities because they carry non-forfeitable dividend and voting rights and share in the Company's earnings. Refer to Basic and Diluted Earnings Per Share table for additional information.

2. Managed Premium is defined as the aggregate gross dollar value of in-force premiums that are processed, managed or administered by Exzeo's software solutions as of the period end date. This excludes any applicable policy fee income associated with managed policies. Premium pricing may vary by state due to a combination of factors including regulatory requirements; however, the majority of the policies are written in the state of Florida. Revenue is primarily derived from usage-based pricing models, which are structured based on the amount of managed premiums processed, in most cases. We view managed premium as an important metric because it is an indicator of the overall size of the Exzeo Platform. However, managed premium is an operational metric and should not be considered a substitute for revenue or other financial results.

3. Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures at the end of this press release for more information.

4. Annual Recurring Revenue is a key operational metric to assess the scale of our recurring revenue generated from managed premium. ARR is defined as the sum of each customer's managed premiums, multiplied by their respective contractual fee rates, plus any applicable policy fee income associated with managed policies as of the period end date. ARR excludes revenue from nonrecurring sources, such as catastrophe services.

5. Share Repurchase Programs refer to the May 2026 and August 2026 programs authorizing the repurchase of up to $12.0 million and $25.0 million, respectively, of Exzeo's common stock.

About Exzeo Group, Inc.

Exzeo Group is a leading innovator in technology solutions purpose-built for property and casualty (P&C) insurance carriers, with a strong focus on the expansive homeowners insurance market. Through its completely internally developed "Insurance-as-a-Service" platform, Exzeo delivers a comprehensive suite of digital tools and services that streamline every aspect of carrier and agent operations—from quoting and underwriting to policy administration, claims handling, data analytics and financial reporting. By integrating advanced technology with deep industry expertise, Exzeo empowers P&C insurers to enhance underwriting precision, drive operational efficiency and achieve superior performance across the insurance value chain.

For more information, please visit exzeo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this release, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects," "project" and other similar words and expressions are intended to signify forward-looking statements; and these forward-looking statements may include, without limitation, statements regarding growth strategies and future performance and profitability. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, which may include, without limitation, our ability to maintain our current level of profitability, the regulated environment in which we operate, the ownership of a controlling interest in our common stock by HCI Group, Inc. and the current dependence on HCI Group, Inc. for substantially all of our revenues. These and other risks and uncertainties are identified in our filings with the Securities and Exchange Commission, including those factors discussed under the captions entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, when filed. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition and results of operations. Exzeo Group, Inc. disclaims all obligations to update any forward-looking statements.

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$116,404	$305,372
Accounts receivable	1,496	2,906
Receivables from related parties	15,294	11,295
Prepaid expense	2,473	1,483
Current contract cost assets	5,221	4,722
Other current assets	3,424	43
Total current assets	144,312	325,821
Non-current assets:
Fixed-maturity securities, available-for-sale, at fair value (amortized cost: $243,196 and $0, respectively, and allowance for credit losses: $0 and $0, respectively)	233,779	—
Property and equipment, net	9,298	10,662
Operating lease right-of-use assets	5,945	6,884
Non-current contract cost assets	275	1,118
Deferred income taxes, net	3,588	2,975
Other assets	297	274
Total non-current assets	253,182	21,913
Total assets	$397,494	$347,734
Liabilities and Shareholders' Equity:
Current liabilities:
Current contract liabilities	$74,101	$70,893
Commissions payable	4,077	4,605
Accounts payable and accrued liabilities	11,752	2,950
Operating lease liabilities	2,504	2,413
Income taxes payable	370	2,455
Payables to related parties	1,358	1,073
Total current liabilities	94,162	84,389
Non-current liabilities:
Non-current contract liabilities	721	3,567
Operating lease liabilities	3,806	4,832
Other liabilities	702	790
Total non-current liabilities	5,229	9,189
Total liabilities	99,391	93,578
Commitments and contingencies
Shareholders' equity:
Common stock ($0.001 par value, 350,000,000 shares authorized, 89,715,825 and 90,926,720 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	90	91
Additional paid-in capital	213,634	228,647
Retained earnings	91,438	25,418
Accumulated other comprehensive loss	(7,059)	—
Total shareholders' equity	298,103	254,156
Total liabilities and shareholders' equity	$397,494	$347,734

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue	$55,186	$55,166	$168,507	$163,664
Cost of revenue	20,940	21,393	64,680	67,515
Gross profit	34,246	33,773	103,827	96,149
Operating expenses:
Selling, general and administrative	5,564	3,900	16,568	9,566
Research and development	2,383	2,494	7,129	7,069
Depreciation and amortization	149	127	442	338
Total operating expenses	8,096	6,521	24,139	16,973
Operating income	26,150	27,252	79,688	79,176
Interest income	3,340	1,102	8,815	2,263
Other income, net	340	—	340	—
Income before income taxes	29,830	28,354	88,843	81,439
Income tax expense	7,485	7,203	22,823	20,674
Net income	$22,345	$21,151	$66,020	$60,765
Basic and diluted earnings per share	$0.25	$0.25	$0.73	$0.73

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Net income	$22,345	$21,151	$66,020	$60,765
Other comprehensive loss, net of income taxes:
Available-for-sale fixed-maturity securities	(6,044)	—	(7,059)	—
Other comprehensive loss, net of income taxes	(6,044)	—	(7,059)	—
Comprehensive income	$16,301	$21,151	$58,961	$60,765

EXZEO GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Operating activities:
Net income	$66,020	$60,765
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation	2,220	2,160
Depreciation and amortization	2,234	2,340
Deferred income taxes	1,746	(2,134)
Amortization of premium and accretion of discount on available-for-sale fixed-maturity securities, net	(142)	—
Foreign currency remeasurement loss	232	141
Changes in operating assets and liabilities:
Accounts receivable	1,410	—
Related party receivables and payables	(3,714)	(9,871)
Prepaid expenses	(990)	(515)
Contract cost assets	344	2,852
Income taxes payable	(2,253)	4,531
Contract liabilities	362	21,549
Commissions payable	(528)	(366)
Accounts payable and accrued liabilities	9,177	9,512
Other liabilities	(135)	(125)
Other assets	(3,407)	(1,868)
Operating leases, net	35	46
Cash provided by operating activities	72,611	89,017
Investing activities:
Capital expenditures	(870)	(2,441)
Purchase of available-for-sale fixed-maturity securities	(243,055)	—
Cash used in investing activities	(243,925)	(2,441)
Financing activities:
Payment of issuance costs	(375)	—
Repurchase of common stock	(17,066)	—
Cash used in financing activities	(17,441)	—
Effect of exchange rate changes on cash	(213)	(159)
Net (decrease) increase in cash and cash equivalents	(188,968)	86,417
Cash and cash equivalents at beginning of period	305,372	54,502
Cash and cash equivalents at end of period	$116,404	$140,919
Non-cash financing activities:
Capital contribution from parent	$11	$30
Payable related to share repurchases	$168	$—

EXZEO GROUP, INC. AND SUBSIDIARIES

Basic and Diluted Earnings Per Share

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Numerator:
Net income	$22,345	$21,151	$66,020	$60,765
Less: Income attributable to participating securities	(623)	(1,027)	(1,842)	(2,939)
Income attributable to common shareholders	$21,722	$20,124	$64,178	$57,826
Denominator:
Weighted-average basic shares outstanding	87,475	78,741	88,026	78,731
Weighted-average diluted shares outstanding	87,475	78,741	88,026	78,731
Basic and diluted earnings per share	$0.25	$0.25	$0.73	$0.73

Use of Non-GAAP Financial Measures (Unaudited)

In addition to results determined in accordance with GAAP, we use certain non-GAAP financial measures to evaluate our operating performance and make strategic decisions. These non-GAAP financial measures include Adjusted EBITDA, Adjusted Revenue, Adjusted EBITDA Margin and Free Cash Flow. Management believes these measures provide useful supplemental information for investors by facilitating comparisons of performance across reporting periods and with other companies in the industry, many of which use similar non-GAAP financial measures.

However, these non-GAAP financial measures are not prepared in accordance with GAAP, are not based on a standardized methodology and may not be comparable to similarly titled measures used by other companies. They should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. These measures exclude items that may be significant to an understanding of our financial condition and results of operations under GAAP. The use of non-GAAP financial measures involves management judgment regarding which items to exclude or include. Accordingly, these measures have limitations and should be viewed as a supplement to, not a replacement for, our GAAP results. Management urges investors to review the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures included in this report and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted to exclude income tax expense, interest expense, interest income, other income, net, depreciation and amortization, and share-based compensation expense. Management uses Adjusted EBITDA as a key measure of operating performance to assess the results of the business excluding certain items that are not considered indicative of core operating results. Adjusted EBITDA should not be viewed in isolation or as a substitute for net income calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The reconciliation of net income to Adjusted EBITDA for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Net income	$22,345	$21,151	$66,020	$60,765
Income tax expense	7,485	7,203	22,823	20,674
Interest income	(3,340)	(1,102)	(8,815)	(2,263)
Other income, net	(340)	—	(340)	—
Depreciation and amortization	746	749	2,188	2,165
Share-based compensation	721	731	2,220	2,160
Adjusted EBITDA (1)	$27,617	$28,732	$84,096	$83,501

(1)
The Company did not have any interest expense for the periods presented.

Adjusted Revenue

We define Adjusted Revenue as the portion of revenue earned through services delivered directly via our proprietary platform technology. This metric excludes revenue associated with services primarily within claims management that are outsourced to a subsidiary of HCI. Although this revenue is recognized on a gross basis under GAAP because we are considered the principal in the transaction, the economics are largely neutral, as the related costs incurred from outsourced service providers closely match the revenue recognized. Management believes Adjusted Revenue provides investors with useful insight into the performance and scalability of our core platform services and reflects the revenue generated from internally delivered operations, excluding variability associated with outsourced service arrangements. This non-GAAP measure should not be considered in isolation or as a substitute for total revenue or any other performance measure calculated in accordance with GAAP.

The reconciliation of Adjusted Revenue for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Revenue	$55,186	$55,166	$168,507	$163,664
Less: Outsourced claims fees	1,301	2,809	4,324	8,895
Adjusted Revenue	$53,885	$52,357	$164,183	$154,769

Adjusted EBITDA Margin

We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as a percentage of Adjusted Revenue. This non-GAAP measure provides management and investors with additional insight into the Company's operating efficiency and the scalability of our business model, as it reflects our progress toward long-term profitability. The most directly comparable GAAP measure is net income margin, which is calculated as net income divided by GAAP revenue.

The calculation of Adjusted EBITDA Margin for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Numerator: Adjusted EBITDA	$27,617	$28,732	$84,096	$83,501
Denominator: Adjusted Revenue	53,885	52,357	164,183	154,769
Adjusted EBITDA Margin (1)	51.3%	54.9%	51.2%	54.0%

(1)
The inputs used to derive Adjusted EBITDA Margin are defined and reconciled to their most directly comparable GAAP measures in the preceding tables above. Adjusted EBITDA is reconciled to net income, and Adjusted Revenue is reconciled to GAAP revenue, in each case as presented elsewhere in this filing. Net income margin represents the comparable GAAP measure.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less capital expenditures during the period. We believe Free Cash Flow provides useful information to management and investors because it is an indicator of strength and performance of our business operations after funding capital expenditures. Capital expenditures consist of capitalized software development costs and costs related to property and equipment, such as computer hardware, office furniture and equipment, and leasehold improvements. Free Cash Flow should not be considered an alternative to net cash provided by operating activities, which is the most directly comparable GAAP measure, or as a measure of liquidity prepared in accordance with GAAP and may not be comparable to similar measures used by other companies.

The reconciliation of Free Cash Flow for the periods presented is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2026	2025	2026	2025
Cash provided by operating activities	$31,724	$31,491	$72,611	$89,017
Less: Capital expenditures	334	1,189	870	2,441
Free Cash Flow	$31,390	$30,302	$71,741	$86,576

Investor and Media Contact

Company Contact:

Bill Broomall, CFA

Vice President, Investor Relations

Exzeo Group, Inc.
wbroomall@exzeo.com

Investor Relations Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
Tel: (949) 574-3860
XZO@gateway-grp.com